Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-273524

Infinity Core Alternative Fund

Supplement dated February 26, 2024 to the

Prospectus and Statement of Additional Information (“SAI”),

each dated July 31, 2023

Portfolio Manager Change

Steven P. Barth, CFA, CPA no longer serves as a portfolio manager of the Infinity Core Alternative Fund. Accordingly, effective immediately, all references to Mr. Barth in the Prospectus and SAI are hereby deleted.

Please retain this Supplement for future reference.